UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2002

Beyond.com Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24457 (Commission File Number)	94-3212136 (I.R.S. employer identification No.)

3200 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 855-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On February 11, 2002, Beyond.com Corporation, a Delaware corporation (the "Company"), issued a press release, attached as Exhibit 99.1, regarding the signing of an amended and restated agreement to sell certain assets relating to the eStore business of the Company to Digital River, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release dated February 11, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

By:	/s/ Curtis A. Cluff

Curtis A. Cluff Chief Financial Officer

Dated: February 11, 2002

INDEX TO EXHIBITS

Exhibit
Number

99.1	Press Release dated February 11, 2002